Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP

November 15, 2023

Goldman Sachs BDC, Inc.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

We have acted as counsel to Goldman Sachs BDC, Inc., a Delaware corporation (the “Company”), in connection with the offer, issuance and sale from time to time by the Company of up to $200,000,000 of shares of common stock, par value $0.001 per share (the “Shares”), pursuant to the Company’s Registration Statement on Form N-2 (Registration Statement No. 333-274797) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated September 29, 2023 (the “Base Prospectus”) and a prospectus supplement dated November 15, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Shares are being sold from time to time pursuant to the Equity Distribution Agreement, dated November 15, 2023 (the “Distribution Agreement”), among the Company, Goldman Sachs Asset Management, L.P., a Delaware limited partnership, and Truist Securities, Inc.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic or reproduction copies, or photocopies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the Distribution Agreement;

(d)	the Amended and Restated Certificate of Incorporation of the Company;

(e)	the Amended and Restated Bylaws of the Company; and

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Fried, Frank, Harris, Shriver & Jacobson LLP	November 15, 2023 Page 2

(f)	resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Shares.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (whether in manual, electronic or other form), the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the statements, representations and warranties contained in the Distribution Agreement and certificates and oral or written statements and other information of or from public officials and officers and other representatives of the Company and others and assume compliance on the part of all parties to the Distribution Agreement with their respective covenants and agreements contained therein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are duly authorized and, when the Shares have been issued and delivered against payment thereof, in accordance with the terms of the Distribution Agreement and in the manner contemplated by the Registration Statement and Prospectus, such Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement and to the reference to this firm under the captions “Legal Matters” in the Base Prospectus, which forms a part of the Registration Statement, and in the Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP